Exhibit 99.1

PublicSq. Reports

Second Quarter 2023 Financial Results

In 13 months since its nationwide launch, PublicSq. Consumer Members and Businesses on Platform now exceed 1.4 million and 65,000, respectively, as of July 31st

This represents 272% and 98% growth since December 31, 2022, respectively

The Company’s first direct-to-consumer brand, EveryLife, launched on July 13th and generated estimated revenue of $300,000 in its first 19 days of sales

Roughly 60% of EveryLife orders were monthly auto-renew subscriptions

WEST PALM BEACH, Fla, August 9, 2023 — PSQ Holdings, Inc. (NYSE: PSQH) (“PublicSq.” pronounced “Public Square”), a leading marketplace of patriotic businesses and consumers, today provided financial results for the second quarter ended June 30, 2023.

Michael Seifert, Chairman and Chief Executive Officer of PublicSq., stated, “While so many companies are celebrating what is wrong, we choose to celebrate what is right. We support small businesses and brands rooted in American exceptionalism — companies that exist to serve hardworking people who still believe in the values that built this great nation and want to see it thrive. The growth of our community and the engagement of our network, particularly since the beginning of the year, has been extraordinary, and we are just getting started. With our July listing on the NYSE, we are now a public company by the people, for the people, and owned by, ‘We the People.’”

1H 2023 Through June 30, 2023 Financial & Business Highlights

●	The Company had 1.20 million consumer members at June 30, 2023, up 212% from 385,000 members as of December 31, 2022.

●	The increase in consumer members is primarily driven by increased exposure, enhanced app performance, and the growth of the Company’s Outreach Program.

●	Consolidated revenue for 1H 2023 grew 1,144% versus 1H 2022.

●	Revenue for 1H23 was $908,000, reflecting $530,000 generated in the second quarter and $378,000 in the first quarter. First half revenue in 2022 was $73,000.

●	The Company had over 57,000 businesses as of quarter end.

Subsequent Events

●	Over 1.43 million consumer members as of July 31, 2023, up 271% from 385,000 members as of December 31, 2022.

●	There were over 65,000 businesses as of July 31, 2023, versus 32,851 as of December 31, 2022, representing 98% growth.

●	The Company launched EveryLife Inc. (“EveryLife”), a wholly-owned baby-care brand, on July 13, 2023. During the first 19 operating days to the end of July, EveryLife generated over 4,300 total orders, which created total estimated revenues of around $300,000. Roughly 60% of these orders were monthly auto-renew subscriptions.

●	The Company has also experienced significant growth of average daily unique sessions, which refers to the average number of unique IP addresses accessing the app.publicsq.com platform on mobile and desktop devices in a single day. Since tracking this data, the average daily unique sessions have grown over 400% to an average of 453,225 per day for the month of July 2023, compared to an average of 89,843 unique sessions per day for the period from January 18, 2023 through January 31, 2023.

●	As of July 31, 2023, cash and cash equivalents were $32.6 million.

Prepared Remarks & Discussion

Management will host prepared remarks today at 9:00 am ET. The live webcast and replay can be accessed at https://publicsq.com/investors. PublicSq. has utilized the Say Technologies platform to allow shareholders to submit questions to management in advance of the webcast. Management will respond to previously submitted, top questions that pertain to PublicSq.’s strategic priorities, business operations, financial position and efforts to continue enhancing the business. To comply with U.S. securities laws and on the advice of counsel, the Company will not comment on other topics.

About PublicSq.

PublicSq. is an app and website that connects patriotic Americans to high-quality businesses that share their values, both online and in their local communities. The primary mission of the platform is to help consumers “shop their values” and put purpose behind their purchases. In just over one year since its nationwide launch, PublicSq. has seen tremendous growth and proven to the nation that the parallel, “patriotic” economy can be a major force in commerce. The platform has over 65,000 businesses from a variety of different industries and over 1.4 million consumer members. Additionally, PublicSq. leverages data and insights from the platform to assess its members’ needs and provide quality wholly-owned products, such as EveryLife diapers and wipes, to fill those needs. PublicSq. is free to join for both consumers and business owners alike, and to learn more, download the app on the App Store or Google Play, or visit PublicSq.com

About EveryLife Inc.

EveryLife Inc. began with a simple mission: to provide premium products for every baby, because every baby is a miracle from God who deserves to be loved, protected, and supported. At EveryLife, we believe in providing for — and protecting — the next generation. EveryLife Inc. was acquired by PublicSq. in February 2023 and launched on July 13, 2023 as a wholly owned baby-care brand selling diapers and wipes. To learn more, please visit everylife.com.

Contacts:

For Investors:

investment@publicsq.com

For Media:

pr@publicsq.com

PSQ HOLDINGS, INC (dba PublicSq.)

Condensed Consolidated Balance Sheets

	June 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$6,170,477	$2,330,405
Short-term investments	10,049,870	-
Prepaid expenses and other current assets	1,034,454	289,379
Total current assets	17,254,801	2,619,784
Intangible assets, net	2,439,451	1,267,673
Operating lease right-of-use asset	210,847	293,520
Property and equipment, net	137,353	26,723
Deposits	38,165	7,963
Total assets	$20,080,617	$4,215,663

Liabilities and stockholders’(deficit) equity
Current liabilities
Accounts payable	$573,238	$424,065
Accrued expenses	2,176,742	41,494
Deferred revenue	113,521	49,654
Current portion of operating lease liabilities	185,673	169,275
Total current liabilities	3,049,174	684,488
Convertible promissory notes	37,071,109	-
Operating lease liabilities, non-current	33,293	129,762
Total liabilities	40,153,576	814,250
Commitments and contingencies (Note 14)
Stockholders’ (deficit) equity
Common stock, $0.001 par value; 1,100,000 authorized shares; 900,475 and 771,155 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	900	771
Additional paid in capital	16,219,040	12,384,206
Subscription receivable	-	(99,612)
Accumulated deficit	(36,292,899)	(8,883,952)
Total stockholders’ (deficit) equity	(20,072,959)	3,401,413
Total liabilities and stockholders’ (deficit) equity	$20,080,617	$4,215,663

PSQ HOLDINGS, INC (dba PublicSq.)

Condensed Consolidated Statements of Operations (Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2023	2022	2023	2022
Revenue	$529,707	$72,941	$907,741	$72,941
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	432,934	154,746	795,907	273,393
General and administrative	3,837,946	857,579	7,987,317	1,327,784
Sales and marketing	2,460,305	406,487	3,068,840	525,046
Research and development	288,483	102,278	536,984	314,691
Depreciation and amortization	699,237	166,083	1,244,574	273,916
Total costs and expenses	7,718,905	1,687,173	13,633,622	2,714,830
Operating loss	(7,189,198)	(1,614,232)	(12,725,881)	(2,641,889)
Other income:
Other income, net	48,549		53,687	7,846
Changes in fair value of convertible promissory notes	(13,423,204)	-	(14,571,109)	-
Interest expense	(155,854)	-	(163,855)	-
Loss before income tax expense	(20,719,707)	(1,614,232)	(27,407,158)	(2,634,043)
Income tax expense	(1,600)	(713)	(1,789)	(713)
Net loss	(20,721,307)	(1,614,945)	(27,408,947)	(2,634,756)

Net loss per common share, basic and diluted	$(23.01)	$(3.04)	$(31.52)	$(5.10)
Weighted-average shares outstanding, basic and diluted	900,475	532,087	869,488	516,321

PSQ HOLDINGS, INC (dba PublicSq.)

Condensed Consolidated Statements of Changes in Stockholders’ (Deficit) Equity (Unaudited)

			Additional			Total
	Common Stock		Paid- In	Subscription	Accumulated	Stockholders’
	Shares	Amount	Capital	Receivable	Deficit	(Deficit) Equity
Balance at December 31, 2022	771,155	$771	$12,384,206	$(99,612)	$(8,883,952)	$3,401,413
Issuance of common stock for cash	74,320	74	2,500,039	—	—	2,500,113
Receipt of subscription receivable	—	—	—	100,012	—	100,012
Issuance of common stock for asset acquisition	55,000	55	1,334,795	—	—	1,334,850
Net loss	—	—	—	—	(6,687,640)	(6,687,640)
Balance at March 31, 2023	900,475	$900	$16,219,040	$400	$(15,571,592)	$648,748
Repayment of subscription payable	—	—	—	(400)	—	(400)
Net loss	—	—	—	—	(20,721,307)	(20,721,307)
Balance at June 30, 2023	900,475	$900	$16,219,040	$—	$(36,292,899)	$(20,072,959)

			Additional			Total
	Common Stock		Paid- In	Subscription	Accumulated	Stockholders’
	Shares	Amount	Capital	Receivable	Deficit	Equity
Balance at December 31, 2021	485,731	$486	$2,799,994	$(34,600)	$(1,905,376)	$860,504
Issuance of common stock for cash	25,845	26	810,219	—	—	810,245
Receipt of subscription receivable	—	—	—	35,000	—	35,000
Net loss	—	—	—	—	(1,019,811)	(1,019,811)
Balance at March 31, 2022	511,576	$512	$3,610,213	$400	$(2,925,187)	$685,938
Issuance of common stock for cash	40,285	40	1,455,060	—	—	1,455,100
Net loss	—	—	—	—	(1,614,945)	(1,614,945)
Balance at June 30, 2022	551,861	$552	$5,065,273	$400	$(4,540,132)	$526,093

PSQ HOLDINGS, INC (dba PublicSq.)

Condensed Consolidated Statements of Cash Flows (Unaudited)

	For the six months ended June 30,
	2023	2022
Cash Flows from Operating Activities
Net loss	$(27,408,947)	$(2,634,756)
Adjustment to reconcile net loss to cash used in operating activities:
Change in fair value of convertible promissory notes	14,571,109	-
Depreciation and amortization	1,244,574	273,916
Non-cash operating lease expense	82,673	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(745,075)	(90,614)
Deposits	(30,202)	(5,463)
Accounts payable	149,173	434,142
Accrued expenses	2,135,248	61,240
Deferred revenue	63,867	4,590
Operating lease payments	(80,071)	-
Net cash used in operating activities	(10,017,651)	(1,956,945)

Cash flows from Investing Activities
Purchase of short-term investments	(10,049,870)	-
Software development costs	(992,467)	(688,605)
Purchase of intangible assets	(86,601)	-
Purchase of property and equipment	(113,064)	(21,465)
Net cash used in investing activities	(11,242,002)	(710,070)

Cash flows from Financing Activities
Proceeds from the issuance of common stock	2,600,125	2,300,345
Repayment of subscription payable	(400)	-
Proceeds from issuance of convertible promissory notes	22,500,000	-
Net cash provided by financing activities	25,099,725	2,300,345

Net increase (decrease) in cash and cash equivalents	3,840,072	(366,670)
Cash and cash equivalents, beginning of period	2,330,405	399,403
Cash and cash equivalents, end of the period	$6,170,477	$32,733

Supplemental Non-Cash Investing and Financing Activity
Brand intangible purchase for stock	$1,334,850	$-
Subscription receivable (payable)	$-	$(400)